Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Perion Network Ltd. Equity Incentive Plan (formerly known as the 2003 Israeli Share Option Plan), of our report dated April 6, 2015, with respect to the consolidated financial statements of Perion Network Ltd. and its subsidiaries included in its report on Form 6-K, filed with the Securities and Exchange Commission on April 6, 2015.
/s/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
April 27, 2015	A member of Ernst & Young Global